UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2008 (January 23, 2008)

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 23, 2008, Alcoa Inc. (“Alcoa”) received notice from Paul D. Thomas, Executive Vice President – Alcoa and Group President, Alcoa Packaging and Consumer Products, of his decision to leave Alcoa and join Rank Group Limited to continue his work in the packaging industry, effective upon the closing of the sale of Alcoa’s Packaging and Consumer businesses to Rank Group Limited.

(e) On January 25, 2008, Alcoa agreed with Mr. Thomas that special retention stock awards previously granted to him in the form of restricted stock units covering 70,000 shares will continue to vest in accordance with the original vesting schedule rather than being forfeited in part (as set forth in the original terms of the award) when his employment with Alcoa terminates upon the closing of the sale of the Packaging and Consumer businesses. In accordance with the original vesting schedule, the awards will be payable in shares of Alcoa common stock three years from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Name:	Lawrence R. Purtell
Title:	Executive Vice President and
General Counsel

Date: January 28, 2008

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